Exhibit 10.18

AMENDMENT OF AMENDED AND RESTATED MANAGEMENT FEE AGREEMENT
AND TRANSACTION FEE AGREEMENT

This Amendment of Amended and Restated Management Fee Agreement and Transaction Fee Agreement (this “Agreement”) is entered into as of November 15, 2024, by and among TotalStone, LLC (the “Company”), Capstone Holding Corp. (“Capstone”) and Brookstone Partners IAC, Inc. (“Advisor”).

WHEREAS, as of the date hereof, the Company and Advisor are parties to that certain Amended and Restated Management Fee Agreement dated as of March 1, 2020 (as amended, the “Advisory Agreement”);

WHEREAS, Capstone is the owner of all of the Class A Comon Interests of the Company;

WHEREAS, pursuant to the Advisory Agreement, the Company requested that Advisor perform investment banking and advisory services with respect to a restructuring of the Company that will have the effect of Capstone owning 100% of the equity interests of the Company (the “Equity Restructuring”);

WHEREAS, Capstone and Advisor have agreed that Advisor will perform certain financial advisory and related services with respect to Capstone’s capital raising transaction (the “Capstone Capital Raising Transaction”); and

WHEREAS, the Company and Advisor desire to amend the Advisory Agreement as set forth in this Agreement and Capstone and Advisor desire to enter into this Agreement to set forth their mutual understanding with respect to the payment of fees with respect to the Capstone Capital Raising Transaction.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants as hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Capstone and Advisor hereby agree as follows:

1. Amendment of Section 2(a). Subject to the consummation of a public offering of the common stock of Capstone of aggregate gross proceeds of at least $3,000,000 (the “Public Issuance Date”) on or prior to June 30, 2025, the second sentence of Section 2(a) of the Advisory Agreement is hereby amended and restated on the Public Issuance Date immediately prior to the effectiveness of the consummation of such public offering as follows:

“Change of Control” means, after giving effect to the series of transactions that result in Capstone Holding Corp. (“Capstone”) owning 100% of the equity interests of the Company, the occurrence of both of (a) Capstone not directly owning 100% of the equity interests of the Company and (b) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 35% or more of the outstanding common stock of Capstone on a fully diluted basis.

2. Special Services Fee. Subject to the occurrence of the Public Issuance  Date on or prior to June 30, 2025, the Company and Advisor agree that no special services fee pursuant to Section 4(a)(iv) of the Advisory Agreement will be payable by the Company in connection with the Equity Restructuring.

3. Capstone Capital Raising Transaction. Capstone agrees to instead pay to Advisor (or an affiliate thereof) a transaction fee in the amount of $200,000 upon the occurrence of the Public Issuance Date.

4. Effect of Amendment. Except as expressly provided herein, the Advisory Agreement shall remain unmodified and continue in full force and effect and is hereby ratified and confirmed.

5. Merger; Modification. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement shall not be modified or canceled or amended except by written instrument signed by all parties.

6. Binding Effect. This Agreement shall bind and inure to the benefit of Company, Capstone and Advisor and their respective successors, legal representatives and assigns.

7. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

8. Counterparts. This Agreement may be executed in one or more counterparts (including by electronic mail in portable document format (PDF)), each of which shall be deemed an original, and all of which shall constitute one and the same document.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment of Amended and Restated Management Fee Agreement and Transaction Fee Agreement as of the date set forth above.

COMPANY:

TOTALSTONE, LLC

By:	/s/ Kevin Grotke
Name:	Kevin Grotke
Title:	Chief Executive Officer

CAPSTONE:

CAPSTONE HOLDING CORP.

By:	/s/ John M Holliman, III
Name:	John M Holliman, III
Title:	Board Member

ADVISOR:

BROOKSTONE PARTNERS IAC, INC.

By:	/s/ Matthew Lipman
Name:	Matthew Lipman
Title:	Vice President

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